Exhibit 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.

		PLACE OF
LEGAL ENTITY NAME		INCORPORATION
Applied Materials Japan, Inc.		Japan
Applied Materials (Holdings)	(1)	California
Applied Materials Asia-Pacific, Ltd.	(2)	Delaware
Applied Materials Israel, Ltd.	(3)	Israel
Applied Materials SPV1, Inc.	(4)	Delaware
Parker Technologies, Inc.		California
AKT, Inc.	(5)	Japan
Etec Systems, Inc.		Nevada
Display Products Group, Inc.		Nevada
Global Knowledge Services, Inc.		Delaware
Electron Vision Corporation		California
AKT Japan, LLC		Delaware
Boxer Cross, Inc.		Delaware
Applied Materials India Private Limited		India
Torrex Equipment Corporation		California
Metron Technology , Inc.	(6)	Delaware
Applied Ventures, LLC		Delaware
Applied Films Corporation	(7)	Colorado
Sokudo Co., Ltd.[1]	(8)	Japan
1325949 Ontario Inc.	(9)	Canada
Applied Materials (Chennai) Private Limited		India
Applied Materials Switzerland SA	(10)	Switzerland

(1) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited		California

(2) Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:
Applied Materials Korea, Ltd.		Korea
Applied Materials Taiwan, Ltd.		Taiwan
Applied Materials South East Asia Pte. Ltd.	(a)	Singapore
Applied Materials China, Ltd.	(b)	Hong Kong
AMAT (Thailand) Limited		Thailand
Applied Materials (Shanghai) Co., Ltd.		P.R. China
Applied Materials (China) Holdings, Ltd.	(c)	P.R. China

(3) Applied Materials Israel, Ltd. owns the following subsidiary:
Integrated Circuit Testing GmbH		Germany

(4) Applied Materials SPV1, Inc. owns the following subsidiary:
Applied Materials SPV2, Inc.	(d)	Delaware

[1]	Sokudo Co., Ltd. is a joint venture which is 48% owned by Applied Materials, Inc., and 52% owned by Dainippon Screen Mtg. Co., Ltd.

(5) AKT, Inc. owns the following subsidiary:
AKT America, Inc.		California

(6) Metron Technology, Inc. owns the following subsidiaries:
Metron Technology (Benelux) B.V.		The Netherlands
Metron Technology (France) EURL		France
Metron Technology (Deutschland) GmbH		Germany
Metron Technology (Europa) Ltd.	(e)	United Kingdom
Metron Technology (Israel) Ltd.		Israel
Metron Technology Italia S.r.L.		Italy
Intec Technology (S) Pte.		Singapore
Metron Technology (Japan) K.K.		Japan
Metron Technology (Asia) Ltd.	(f)	Hong Kong
T.A. Kyser Co.		Nevada

(7) Applied Films Corporation owns the following subsidiaries:
AFCO GP, LLC		Colorado
Applied Films Taiwan Co., Ltd.		Taiwan
Applied Films Japan Corporation		Japan
AFCO C.V.	(g)	The Netherlands
Applied Materials Fairfield Corp	(h)	Delaware
Applied Films Asia Pacific Limited	(i)	Hong Kong
PT Applied Materials Indonesia		Indonesia
Applied Materials Zaventum		Belgium

(8) Sokudo Co., Ltd. owns the following subsidiary:
Sokudo USA, LLC Delaware

(9) 1325949 Ontario Inc. owns the following subsidiary:
Applied Materials Canada, Inc.	(j)	Canada

(10) Applied Materials Switzerland SA owns the following subsidiaries:
HCT Shaping Systems Service (Beijing) Co., Ltd.		PRC
2HCHK Limited	(k)	Hong Kong

(a) Applied Materials South East Asia Pte. Ltd. owns the following subsidiary:
Applied Materials (AMSEA) Sdn Bhd		Malaysia
Applied Materials (Penang) Sdn Bdh		Malaysia

(b) Applied Materials China, Ltd. owns the following subsidiaries:
Applied Materials China (Tianjin) Co., Ltd.		P.R. China
Applied Materials (China), Inc.		P.R. China

(c) Applied Materials (China) Holdings, Ltd., owns the following subsidiary:
Applied Materials (Xi’an), Ltd.		P.R. China

[2]	HCHK Limited is a joint venture which is 30% owned by Applied Materials Switzerland SA.

(d) Applied Materials SPV2, Inc. owns the following 50-50 joint venture:
eLith LLC		Delaware

(e) Metron Technology (Europa) Ltd. owns the following subsidiaries:
Metron Technology (Ireland) Ltd.		Ireland
Shieldcare Limited		Scotland

(f) Metron Technology (Asia) Ltd. owns the following subsidiaries:
Metron Technology (Shanghai) Ltd.		P.R. China
Metron Technology (Korea) Ltd.		Korea
Metron Technology (Taiwan) Ltd.		Taiwan
Metron Technology (Singapore) Pte. Ltd.		Singapore
Metron Technology (Malaysia) Sdn Bhd		Malaysia

(g) AFCO C.V. owns the following subsidiaries:
Applied Materials Europe BV	(l)	The Netherlands
Applied Materials Deutschland Holding	(m)	Germany
GmbH
Applied Films Korea, Ltd.		Korea

(h) Applied Materials Fairfield Corp owns the following subsidiaries:
Vacuum Coating Technologies (Shanghai) Co., Ltd.		PRC

(i) Applied Films Asia Pacific Limited owns the following subsidiary:
Applied Films China Co., Ltd.		PRC

(j) HCHK Limited owns the following subsidiary:
Courbis China		PRC

(k) Applied Materials Europe BV owns the following subsidiaries:
Applied Materials GmbH		Germany
Applied Materials France SARL		France
WGTKTC1 Limited		United Kingdom
Applied Materials Ireland Ltd.		Ireland
Applied Materials Italy Srl.		Italy
Applied Materials Belgium N.V.		Belgium
Applied Materials Spain S.L.		Spain

(l) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials Verwaltung GmbH		Germany
Applied Materials GmbH & Co., KG		Germany

3